Exhibit 99.1

Avalara Announces First Quarter 2019 Financial Results

First Quarter Total Revenue of $85.0 Million

Approximately 9,700 Core Customers as of March 31, 2019

SEATTLE – May 7, 2019 – Avalara, Inc. (NYSE: AVLR), a leading provider of tax compliance automation for businesses of all sizes, today announced financial results for its first quarter ended March 31, 2019.

“We are off to a strong start in fiscal 2019, as our first quarter revenue grew 38% over the prior year’s quarter,” said Scott McFarlane, Avalara co-founder and chief executive officer. “In addition, we strengthened and expanded our leadership team during the quarter.  We believe that the automation of transaction tax compliance will be adopted over an extended period, as customers upgrade systems, expand their businesses both domestically and internationally, and respond to changing government rules, such as the recent legislative responses to the Supreme Court’s Wayfair decision. Based on our broad tax content, robust platform, partner channel, and pre-built integrations, we believe Avalara is positioned as a clear choice to lead this automation cycle.”

Adoption of the New Revenue Recognition Standard – ASC 606

Avalara adopted the new revenue recognition accounting standard Accounting Standards Codification (“ASC”) 606 effective January 1, 2019 on a modified retrospective basis. Financial results for reporting periods during 2019 are presented in compliance with the new revenue recognition standard. Historical financial results for reporting periods prior to 2019 are presented in conformity with amounts previously disclosed under the prior revenue recognition standard ASC 605. This press release includes additional information to reconcile the impacts of the adoption of the new revenue recognition standard on the Company’s financial results for the quarter ended March 31, 2019, including the presentation of financial results during 2019 under ASC 605 for comparison to the prior year.

First Quarter 2019 Financial Results – ASC 606 (standard adopted effective January 1, 2019)

•	Revenue: ASC 606 total revenue was $85.0 million. Subscription and returns revenue was $78.2 million. Professional services revenue was $6.7 million.

•	Gross Profit: ASC 606 GAAP gross profit was $59.7 million, representing a 70% gross margin. ASC 606 non-GAAP gross profit was $61.6 million, representing a 72% non-GAAP gross margin.

•	Operating Loss: ASC 606 GAAP operating loss was $9.7 million. ASC 606 non-GAAP operating loss was $1.5 million.

•	Net Loss: ASC 606 GAAP net loss was $9.2 million. ASC 606 non-GAAP net loss was $1.0 million.

•

Net Loss per Share: ASC 606 GAAP net loss per share was $0.14 based on 68.4 million weighted-average shares outstanding. ASC 606 non-GAAP net loss per share was $0.01 based on 68.4 million weighted-average shares outstanding.

•	Deferred Revenue: ASC 606 total deferred revenue was $132.7 million at March 31, 2019. The current portion of ASC 606 deferred revenue was $131.7 million at March 31, 2019.

•

Cash: Net cash used in operating activities was $10.4 million, compared to $13.4 million used in operating activities in the first quarter of 2018. Free cash flow was negative $12.5 million, compared to negative $17.0 million in the first quarter of 2018. Our cash and cash equivalents totaled $146.9 million at March 31, 2019.

•	Calculated Billings: Calculated billings were $96.4 million in the first quarter of 2019, compared to calculated billings of $73.0 million in the first quarter of 2018.

First Quarter 2019 Financial Results – ASC 605

•

Revenue: ASC 605 total revenue was $85.0 million, up 38% from $61.4 million in the first quarter of 2018. Subscription and returns revenue was $78.3 million, up 35% from $57.9 million in the same period last year. Professional services revenue was $6.7 million, up 91% from $3.5 million in the same period last year.

•

Gross Profit: ASC 605 GAAP gross profit was $59.7 million, representing a 70% gross margin, compared to a GAAP gross profit of $43.9 million and a 71% gross margin in the first quarter of 2018. ASC 605 non-GAAP gross profit was $61.6 million, representing a 72% non-GAAP gross margin, compared to a non-GAAP gross profit of $45.1 million and a 73% non-GAAP gross margin in the first quarter of 2018.

•

Operating Loss: ASC 605 GAAP operating loss was $16.1 million, compared to a GAAP operating loss of $15.3 million in the first quarter of 2018. ASC 605 non-GAAP operating loss was $7.8 million, compared to a non-GAAP operating loss of $10.3 million in the first quarter of 2018.

•

Net Loss: ASC 605 GAAP net loss was $15.6 million, compared to a GAAP net loss of $15.2 million in the first quarter of 2018. ASC 605 non-GAAP net loss was $7.4 million, compared to a non-GAAP net loss of $10.3 million in the first quarter of 2018.

•

Net Loss per Share: ASC 605 GAAP net loss per share was $0.23 based on 68.4 million weighted-average shares outstanding, compared to a GAAP net loss per share of $2.47 based on 6.2 million weighted-average shares outstanding in the first quarter of 2018. ASC 605 non-GAAP net loss per share was $0.11 based on 68.4 million non-GAAP shares outstanding in the first quarter of 2019, compared to ASC 605 non-GAAP net loss per share of $0.16 based on 65.7 million non-GAAP shares outstanding in the first quarter of 2018.

•

Deferred Revenue: Total ASC 605 deferred revenue was $146.2 million at March 31, 2019, up from $134.7 million at December 31, 2018. The current portion of ASC 605 deferred revenue was $136.7 million at March 31, 2019, up from $125.3 million at December 31, 2018.

•	Cash: The adoption of ASC 606 did not have an impact on cash and free cash flow.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

Operating Highlights

•

Key Metrics: We ended the first quarter of 2019 with approximately 9,700 core customers, up from approximately 9,070 core customers at the end of the previous quarter. Net revenue retention rate was 107% in the first quarter of 2019 and has averaged 107% over the last four quarters.

•

Announced New Leadership Team Members: We announced the appointment of Amit Mathradas as president and chief operating officer (COO), Sanjay Parthasarathy as chief product officer (CPO), and Ross Tennenbaum as executive vice president of strategic initiatives. Based out of the company’s Seattle headquarters, the three newly created positions joined Avalara’s leadership team and more than 1,800 team members worldwide.

Amit Mathradas, president and COO, will oversee the end-to-end customer experience for businesses seeking tax compliance support, including business development, sales, marketing, customer success, global compliance, and professional services. Prior to joining Avalara, Mathradas served as general manager and head of North American Small Business at digital payments company PayPal, where he led the company’s small business segment, managing teams responsible for acquisition, activation, cross-sell, and retention for millions of merchants. Sanjay Parthasarathy, CPO, joined Avalara from Indix, an artificial intelligence-based product information platform, after its acquisition in February 2019. As CPO, Parthasarathy is charged with unifying global product management, enhancing the in-product customer experience, and driving the long-term global product roadmap. Before founding Indix, Parthasarathy was a senior executive and leader at Microsoft for nearly 20 years. Ross Tennenbaum is now executive vice president of strategic initiatives, which encompasses products from various investments and acquisitions, and is at the heart of many of Avalara’s primary growth initiatives. He joined the company from Goldman Sachs, where he served as a managing director in its technology investment banking division.

•

Recognized as a Leader in First IDC MarketScape Report on Global Tax Automation: We were named as a Leader in the IDC MarketScape: Worldwide SAAS and Cloud-Enabled Sales Tax and VAT Automation Applications 2019 Vendor Assessment (doc #US43263718, January 2019). The report highlights an increase in business interest and need for a tax automation solution to mitigate new compliance risks resulting from a rapidly expanding global digital economy, new legislation across the globe to capture new revenue from this digital transformation, and enhanced indirect tax enforcement tactics. The IDC MarketScape report is a guidance tool for businesses seeking to digitize their tax compliance processes. The report suggests considering Avalara when “your business is growing and encountering indirect tax management challenges, such as navigating regulatory change, beginning an omni-channel ecommerce strategy, facing new product expansion, or selling in new geographic areas.”

Financial Outlook

For the second quarter of 2019, the Company currently expects:

•	ASC 606 total revenue between $84.0 and $85.0 million.
•	ASC 606 non-GAAP operating loss between $7.5 and $8.5 million.

For the full year 2019, the Company currently expects:

•	ASC 606 total revenue between $346.0 and $349.0 million.
•	ASC 606 non-GAAP operating loss between $10.0 and $15.0 million.

Conference Call Information

Avalara will host a conference call at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) today, May 7, 2019, to discuss its financial results and business highlights. The conference call can be accessed by dialing (844) 882-5970 from the United States and Canada or (647) 253-8697 internationally with conference ID 3856977. A live webcast of the call will also be available on the Avalara investor relations website at investor.avalara.com.

A telephone replay of the conference call will be available until 8:59 p.m. Pacific Time on Tuesday, May 14, 2019 and a webcast replay will also be archived at investor.avalara.com. The telephone replay will be available by dialing (800) 585-8367 from the United States and Canada or (416) 621-4642 internationally with conference ID 3856977.

About Avalara, Inc.

Avalara helps businesses of all sizes get tax compliance right. In partnership with leading ERP, accounting, ecommerce, and other financial management system providers, Avalara delivers cloud-based compliance solutions for various transaction taxes, including sales and use, VAT, GST, excise, communications, lodging, and other indirect tax types. Headquartered in Seattle, Avalara has offices across the U.S. and around the world in Canada, the U.K., Belgium, Brazil, and India. More information at www.avalara.com.

Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements including, among others, statements about our financial outlook for the second quarter and full year 2019. In some cases you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

These forward-looking statements involve risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed or suggested by the forward-looking statements. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our ability to sustain our revenue growth rate, to achieve or maintain profitability, and to effectively manage our anticipated growth; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; the timing of our introduction of new solutions or updates to existing solutions; our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content; our ability to maintain and expand our strategic relationships with third parties; our ability to deliver our solutions to customers without disruption or delay; our exposure to liability from errors, delays, fraud, or system failures, which may not be covered by insurance; our ability to expand our international reach; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 28, 2019, and which should be read in conjunction with our financial results and forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Use of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP shares outstanding, free cash flow, and calculated billings, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.

•

We calculate non-GAAP cost of revenue, non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP general and administrative expense as GAAP cost of revenue, GAAP research and development expense, GAAP sales and marketing expense, and GAAP general and administrative expense before the stock-based compensation expense and the amortization of acquired intangible assets included in each of the expense categories.

•

We calculate non-GAAP gross profit as GAAP gross profit before the stock-based compensation expense and amortization of acquired intangibles that is included in cost of revenue. We calculate non-GAAP gross margin as GAAP gross margin before the impact of stock-based compensation expense included in cost of revenue as a percentage of revenue and amortization of acquired intangibles included in cost of revenue as a percentage of revenue.

•

We calculate non-GAAP operating loss as GAAP operating loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments. We calculate non-GAAP net loss as GAAP net loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments.

•

We calculate non-GAAP shares outstanding for 2018 as GAAP weighted-average shares outstanding during the period adjusted as if (1) the conversion of preferred stock into common stock had occurred at the beginning of each respective period presented and (2) the issuance of 8,625,000 shares of common stock in our IPO had occurred as of January 1, 2018.

•	We calculate non-GAAP net loss per share as non-GAAP net loss divided by non-GAAP shares outstanding.
•	We define free cash flow as net cash (used in) provided by operating activities less cash used for the purchases of property and equipment.
•

We define calculated billings as total revenue plus the changes in deferred revenue and contract liabilities in the period. Because we recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as an indicator of future subscription revenue.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. We believe that non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies. We believe that non-GAAP per share measures provide investors and other users of our financial information consistency with our past financial performance.

As a result of adoption of ASC 606 effective January 1, 2019, non-GAAP financial measures for the first quarter of 2019, as computed in accordance with ASC 606, are not as comparable to non-GAAP financial measures for the first quarter of

2018, which are computed in accordance with ASC 605. Except for calculated billings, the reconciliation of non-GAAP measures provided below includes additional information to reconcile the impacts of the adoption of ASC 606 on the non-GAAP financial measures for the first quarter of 2019, including presentation of the non-GAAP measures for 2019 under ASC 605 for comparison to the prior year.

The company has not reconciled its expectations of non-GAAP financial measures to the corresponding GAAP measures primarily because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Our definitions of these non-GAAP financial measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP financial measures in conjunction with the related GAAP financial measure.

Definitions of Key Business Metrics

We also use key business metrics, such as core customers and net revenue retention rate.

Core Customers

We believe core customers is a key indicator of our market penetration, growth, and potential future revenue. We use core customers as a metric to focus our customer count reporting on our primary target market segment. We define a core customer as:

•

a unique account identifier in our billing system (multiple companies or divisions within a single consolidated enterprise that each have a separate unique account identifier are each treated as separate customers);

•	that is active as of the measurement date; and
•	for which we have recognized, as of the measurement date, greater than $3,000 in total revenue during the last twelve months.

Currently, our core customer count includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers who subscribe to our solutions through our international subsidiaries or certain legacy billing systems primarily related to past acquisitions. As we increase our international operations and sales in future periods, we may add customers billed from our international subsidiaries to the core customer metric.

We also have a substantial number of customers of various sizes who do not meet the revenue threshold to be considered a core customer. These customers provide us with market share and awareness, and we anticipate that some may grow into core customers. We believe there is strategic value to addressing the small business and self-serve segment of the marketplace.

Net Revenue Retention Rate

We believe that our net revenue retention rate provides insight into our ability to retain and grow revenue from our customers, as well as their potential long-term value to us. We also believe it reflects the stability of our revenue base, which is one of our core competitive strengths. We calculate our net revenue retention rate by dividing (a) total revenue in the current quarter from any billing accounts that generated revenue during the corresponding quarter of the prior year by (b) total revenue in such corresponding quarter from those same billing accounts. This calculation includes changes during the period for such billing accounts, such as additional solutions purchased, changes in pricing and transaction volume, and terminations, but does not reflect revenue for new billing accounts added during the one-year period.

Currently, our net revenue retention rate includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers who subscribe to our solutions through our international subsidiaries or certain legacy billing systems primarily related to past acquisitions.

Reported Consolidated Results

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2019	2018
Revenue:
Subscription and returns	$78,231	$57,870
Professional services	6,739	3,507
Total revenue	84,970	61,377
Cost of revenue:
Subscription and returns	20,978	14,817
Professional services	4,329	2,692
Total cost of revenue (1)	25,307	17,509
Gross profit	59,663	43,868
Operating expenses:
Research and development (1)	15,956	12,619
Sales and marketing (1)	38,208	37,307
General and administrative (1)	15,234	9,211
Total operating expenses	69,398	59,137
Operating loss	(9,735)	(15,269)
Other (income) expense:
Interest income	(767)	(36)
Interest expense	111	894
Other (income) expense, net	48	(30)
Total other (income) expense, net	(608)	828
Loss before income taxes	(9,127)	(16,097)
Provision for (benefit from) income taxes	116	(848)
Net loss	$(9,243)	$(15,249)

Net loss per share attributable to common shareholders, basic and diluted	$(0.14)	$(2.47)
Weighted average shares of common stock outstanding, basic and diluted	68,381	6,170

	For the Three Months Ended March 31,
(1) The stock-based compensation expense included above was as follows:	2019	2018
Cost of revenue	$741	$296
Research and development	1,292	581
Sales and marketing	2,169	1,045
General and administrative	2,358	1,588
Total stock-based compensation	$6,560	$3,510

The amortization of acquired intangibles included above was as follows:

Cost of revenue	$1,170	$898
Research and development	—	—
Sales and marketing	505	502
General and administrative	3	10
Total amortization of acquired intangibles	$1,678	$1,410

The total employer payroll tax expense on employee stock transactions included above was $2.4 million for the three months ended March 31, 2019, of which $0.3 million is included in cost of revenue, $0.5 million is included in research and development, $0.8 million is included in sales and marketing, and $0.8 million is included in general and administrative.

AVALARA, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$146,878	$142,322
Trade accounts receivable—net of allowance for doubtful accounts	45,381	40,287
Deferred commissions	6,062	—
Prepaid expenses and other current assets	13,255	11,307
Total current assets before customer fund assets	211,576	193,916
Funds held from customers	19,365	13,113
Receivable from customers—net of allowance for doubtful accounts	1,238	270
Total current assets	232,179	207,299
Noncurrent assets:
Property and equipment—net	33,819	33,373
Goodwill	78,842	61,300
Intangible assets—net	26,440	19,371
Deferred commissions	19,582	—
Other noncurrent assets	1,824	1,589
Total assets	$392,686	$322,932

Liabilities and shareholders' equity
Current liabilities:
Trade payables	9,536	4,847
Accrued expenses	41,600	42,217
Deferred revenue	131,733	125,260
Total current liabilities before customer fund obligations	182,869	172,324
Customer fund obligations	20,502	13,349
Total current liabilities	203,371	185,673
Noncurrent liabilities:
Deferred revenue	981	9,393
Deferred tax liability	599	560
Deferred rent	16,927	17,317
Other noncurrent liabilities	1,835	436
Total liabilities	223,713	213,379
Commitments and contingencies
Shareholders' equity:
Preferred stock	—	—
Common stock	7	7
Additional paid-in capital	640,996	599,493
Accumulated other comprehensive loss	(2,807)	(2,345)
Accumulated deficit	(469,223)	(487,602)
Total shareholders’ equity	168,973	109,553
Total liabilities and shareholders' equity	$392,686	$322,932

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(9,243)	$(15,249)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	3,681	2,990
Stock-based compensation	6,560	3,510
Deferred tax expense	39	(1,018)
Amortization of deferred rent	(133)	301
Non-cash change in earnout liability	—	(71)
Non-cash bad debt expense	222	67
Other	58	180
Changes in operating assets and liabilities:
Trade accounts receivable	(5,535)	(6,428)
Prepaid expenses and other current assets	(1,705)	(1,907)
Other long-term assets	(236)	110
Trade payables	3,590	(1,736)
Accrued expenses and other current liabilities	(10,373)	(5,771)
Deferred commissions	(6,377)	—
Deferred revenue	9,031	11,647
Net cash used in operating activities	(10,421)	(13,375)
Cash flows from investing activities:
Net increase in customer fund assets	(7,224)	(18,527)
Cash paid for acquired intangible assets	(131)	—
Cash paid for acquisitions of businesses	(17,310)	—
Purchase of property and equipment	(2,114)	(3,625)
Net cash used in investing activities	(26,779)	(22,152)
Cash flows from financing activities:
Proceeds from credit facility	—	18,000
Payments of deferred financing costs	(39)	—
Net increase in customer fund obligations	7,143	18,527
Proceeds from exercise of stock options and common stock warrants	27,311	326
Proceeds from purchases of stock under employee stock purchase plan	7,664	—
Taxes paid related to net share settlement of stock-based awards	(93)	(2,016)
Repurchase of shares	—	(819)
Net cash provided by financing activities	41,986	34,018
Foreign currency effect on cash and cash equivalents	(230)	56
Net change in cash and cash equivalents	4,556	(1,453)
Cash and cash equivalents—Beginning of period	142,322	14,075
Cash and cash equivalents—End of period	$146,878	$12,622

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

RECONCILIATION OF THE IMPACTS FROM THE ADOPTION OF THE NEW REVENUE RECOGNITION STANDARD (ASC 606)

(in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2019			2018
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Revenue:
Subscription and returns	$78,231	$84	$78,315	$57,870
Professional services	6,739	(53)	6,686	3,507
Total revenue	84,970	31	85,001	61,377
Cost of revenue:
Subscription and returns	20,978	—	20,978	14,817
Professional services	4,329	—	4,329	2,692
Total cost of revenue	25,307	—	25,307	17,509
Gross profit	59,663	31	59,694	43,868
Operating expenses:
Research and development	15,956	—	15,956	12,619
Sales and marketing	38,208	6,376	44,584	37,307
General and administrative	15,234	—	15,234	9,211
Total operating expenses	69,398	6,376	75,774	59,137
Operating loss	(9,735)	(6,345)	(16,080)	(15,269)
Other (income) expense:
Interest income	(767)	—	(767)	(36)
Interest expense	111	—	111	894
Other (income) expense, net	48	—	48	(30)
Total other (income) expense, net	(608)	—	(608)	828
Loss before income taxes	(9,127)	(6,345)	(15,472)	(16,097)
Provision for (benefit from) income taxes	116	—	116	(848)
Net loss	$(9,243)	$(6,345)	$(15,588)	$(15,249)

Net loss per share attributable to common shareholders, basic and diluted	$(0.14)	$(0.09)	$(0.23)	$(2.47)
Weighted average shares of common stock outstanding, basic and diluted	68,381	—	68,381	6,170

AVALARA, INC.

CONSOLIDATED BALANCE SHEETS

RECONCILIATION OF THE IMPACTS FROM THE ADOPTION OF THE NEW REVENUE RECOGNITION STANDARD (ASC 606)

(in thousands)

	March 31,			December 31,
	2019			2018
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
	(unaudited)	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$146,878	$—	$146,878	$142,322
Trade accounts receivable—net of allowance for doubtful accounts	45,381	919	46,300	40,287
Deferred commissions	6,062	(6,062)	—	—
Prepaid expenses and other current assets	13,255	—	13,255	11,307
Total current assets before customer fund assets	211,576	(5,143)	206,433	193,916
Funds held from customers	19,365	—	19,365	13,113
Receivable from customers—net of allowance for doubtful accounts	1,238	—	1,238	270
Total current assets	232,179	(5,143)	227,036	207,299
Noncurrent assets:
Property and equipment—net	33,819	—	33,819	33,373
Goodwill	78,842	—	78,842	61,300
Intangible assets—net	26,440	—	26,440	19,371
Deferred commissions	19,582	(19,582)	—	—
Other noncurrent assets	1,824	—	1,824	1,589
Total assets	$392,686	$(24,725)	$367,961	$322,932

Liabilities and shareholders' equity
Current liabilities:
Trade payables	9,536	—	9,536	4,847
Accrued expenses	41,600	(4,208)	37,392	42,217
Deferred revenue	131,733	4,951	136,684	125,260
Total current liabilities before customer fund obligations	182,869	743	183,612	172,324
Customer fund obligations	20,502	—	20,502	13,349
Total current liabilities	203,371	743	204,114	185,673
Noncurrent liabilities:
Deferred revenue	981	8,499	9,480	9,393
Deferred tax liability	599	—	599	560
Deferred rent	16,927	—	16,927	17,317
Other noncurrent liabilities	1,835	—	1,835	436
Total liabilities	223,713	9,242	232,955	213,379
Commitments and contingencies
Shareholders' equity:
Preferred stock	—	—	—	—
Common stock	7	—	7	7
Additional paid-in capital	640,996	—	640,996	599,493
Accumulated other comprehensive income loss	(2,807)	—	(2,807)	(2,345)
Accumulated deficit	(469,223)	(33,967)	(503,190)	(487,602)
Total shareholders’ equity	168,973	(33,967)	135,006	109,553
Total liabilities and shareholders' equity	$392,686	$(24,725)	$367,961	$322,932

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

RECONCILIATION OF THE IMPACTS FROM THE ADOPTION OF THE NEW REVENUE RECOGNITION STANDARD (ASC 606)

(in thousands)

	For the Three Months Ended March 31,
	2019			2018
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Cash flows from operating activities:
Net loss	$(9,243)	$(6,345)	$(15,588)	$(15,249)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,681	—	3,681	2,990
Stock-based compensation	6,560	—	6,560	3,510
Deferred tax expense	39	—	39	(1,018)
Amortization of deferred rent	(133)	—	(133)	301
Non-cash change in earnout liability	—	—	—	(71)
Non-cash bad debt expense	222	—	222	67
Other	58	—	58	180
Changes in operating assets and liabilities:
Trade accounts receivable	(5,535)	(114)	(5,649)	(6,428)
Prepaid expenses and other current assets	(1,705)	—	(1,705)	(1,907)
Other long-term assets	(236)	—	(236)	110
Trade payables	3,590	—	3,590	(1,736)
Accrued expenses and other current liabilities	(10,373)	(2,118)	(12,491)	(5,771)
Deferred commissions	(6,377)	6,377	—	—
Deferred revenue	9,031	2,200	11,231	11,647
Net cash used in operating activities	(10,421)	—	(10,421)	(13,375)
Cash flows from investing activities:
Net increase in customer fund assets	(7,224)	—	(7,224)	(18,527)
Cash paid for acquired intangible assets	(131)	—	(131)	—
Cash paid for acquisitions of businesses	(17,310)	—	(17,310)	—
Purchase of property and equipment	(2,114)	—	(2,114)	(3,625)
Net cash used in investing activities	(26,779)	—	(26,779)	(22,152)
Cash flows from financing activities:
Proceeds from credit facility	—	—	—	18,000
Payments of deferred financing costs	(39)	—	(39)	—
Net increase in customer fund obligations	7,143	—	7,143	18,527
Proceeds from exercise of stock options and common stock warrants	27,311	—	27,311	326
Proceeds from purchases of stock under employee stock purchase plan	7,664	—	7,664	—
Taxes paid related to net share settlement of stock-based awards	(93)	—	(93)	(2,016)
Repurchase of shares	—	—	—	(819)
Net cash provided by financing activities	41,986	—	41,986	34,018
Foreign currency effect on cash and cash equivalents	(230)	—	(230)	56
Net change in cash and cash equivalents	4,556	—	4,556	(1,453)
Cash and cash equivalents—Beginning of period	142,322	—	142,322	14,075
Cash and cash equivalents—End of period	$146,878	$—	$146,878	$12,622

AVALARA, INC.

UNAUDITED PRESENTATION AND RECONCILIATION TO NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF THE IMPACTS FROM THE ADOPTION OF THE NEW REVENUE RECOGNITION STANDARD (ASC 606)

(in thousands, except per share amounts)

The following schedules reflect our non-GAAP financial measures and reconcile our non-GAAP financial measures to the related GAAP financial measures:

Summary of Non-GAAP Financial Measures:

	For the Three Months Ended March 31,
	2019			2018
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Non-GAAP cost of revenue	$23,396	$—	$23,396	$16,315
Non-GAAP gross profit	61,574	31	61,605	45,062
Non-GAAP gross margin	72%	0%	72%	73%
Non-GAAP research and development expense	$14,664	$—	$14,664	$12,038
Non-GAAP sales and marketing expense	35,534	6,376	41,910	35,760
Non-GAAP general and administrative expense	12,873	—	12,873	7,613
Non-GAAP operating loss	(1,497)	(6,345)	(7,842)	(10,349)
Non-GAAP net loss	(1,005)	(6,345)	(7,350)	(10,329)
Non-GAAP net loss per share	(0.01)	(0.09)	(0.11)	(0.16)
Free cash flow	(12,535)	—	(12,535)	(17,000)

Reconciliation of Non-GAAP Financial Measures:

	For the Three Months Ended March 31,
	2019			2018
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Reconciliation of Non-GAAP Cost of Revenue:
Cost of revenue	$25,307	$—	$25,307	$17,509
Stock-based compensation expense	(741)	—	(741)	(296)
Amortization of acquired intangibles	(1,170)	—	(1,170)	(898)
Non-GAAP Cost of Revenue	$23,396	$—	$23,396	$16,315

Reconciliation of Non-GAAP Gross Profit:
Gross Profit	$59,663	$31	$59,694	$43,868
Stock-based compensation expense	741	—	741	296
Amortization of acquired intangibles	1,170	—	1,170	898
Non-GAAP Gross Profit	$61,574	$31	$61,605	$45,062

Reconciliation of Non-GAAP Gross Margin:
Gross margin	70%	0%	70%	71%
Stock-based compensation expense as a percentage of revenue	1%	0%	1%	0%
Amortization of acquired intangibles as a percentage of revenue	1%	0%	1%	1%
Non-GAAP Gross Margin	72%	0%	72%	73%

Reconciliation of Non-GAAP Research and Development Expense:
Research and development	$15,956	$—	$15,956	$12,619
Stock-based compensation expense	(1,292)	—	(1,292)	(581)
Amortization of acquired intangibles	—	—	—	—
Non-GAAP Research and Development Expense	$14,664	$—	$14,664	$12,038

Reconciliation of Non-GAAP Sales and Marketing Expense:
Sales and marketing	$38,208	$6,376	$44,584	$37,307
Stock-based compensation expense	(2,169)	—	(2,169)	(1,045)
Amortization of acquired intangibles	(505)	—	(505)	(502)
Non-GAAP Sales and Marketing Expense	$35,534	$6,376	$41,910	$35,760

Reconciliation of Non-GAAP General and Administrative Expense:
General and administrative	$15,234	$—	$15,234	$9,211
Stock-based compensation expense	(2,358)	—	(2,358)	(1,588)
Amortization of acquired intangibles	(3)	—	(3)	(10)
Non-GAAP General and Administrative Expense	$12,873	$—	$12,873	$7,613

(continued)

Reconciliation of Non-GAAP Operating Loss:
Operating loss	$(9,735)	$(6,345)	$(16,080)	$(15,269)
Stock-based compensation expense	6,560	—	6,560	3,510
Amortization of acquired intangibles	1,678	—	1,678	1,410
Non-GAAP Operating Loss	$(1,497)	$(6,345)	$(7,842)	$(10,349)

Reconciliation of Non-GAAP Net Loss:
Net loss	$(9,243)	$(6,345)	$(15,588)	$(15,249)
Stock-based compensation expense	6,560	—	6,560	3,510
Amortization of acquired intangibles	1,678	—	1,678	1,410
Non-GAAP Net Loss	$(1,005)	$(6,345)	$(7,350)	$(10,329)

Reconciliation of Non-GAAP Net Loss Per Share:
Net loss per share	$(0.14)	$(0.09)	$(0.23)	$(2.47)
Stock-based compensation expense per share	0.10	—	0.10	0.57
Amortization of acquired intangibles per share	0.02	—	0.02	0.23
Non-GAAP unweighted adjustment to common and preferred shares issued (1) per share	—	—	—	1.51
Non-GAAP Net Loss Per Share	$(0.01)	$(0.09)	$(0.11)	$(0.16)

Computation of Non-GAAP Shares Outstanding:
Weighted average shares of common stock outstanding used in computing net loss per share	68,381	—	68,381	6,170
Non-GAAP adjustment to common and preferred shares issued (1)	—	—	—	59,513
Non-GAAP Shares Outstanding Used in Computing Non-GAAP Net Loss Per Share	68,381	—	68,381	65,683

Free Cash Flow:
Net cash (used in) provided by operating activities	$(10,421)	$—	$(10,421)	$(13,375)
Purchases of property and equipment	(2,114)	—	(2,114)	(3,625)
Free Cash Flow	$(12,535)	$—	$(12,535)	$(17,000)
(1)

The Company’s IPO closed on June 19, 2018 and 8,625,000 shares of common stock were issued. In connection with the IPO, the Company’s outstanding convertible preferred stock converted into 50,888,014 shares of common stock. See description of adjustment in “Use of Non-GAAP Financial Measures” section.

(concluded)

AVALARA, INC.

UNAUDITED PRESENTATION OF CALCULATED BILLINGS

	Three Months Ended
	Mar 31, 2019 (1)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Total revenue	$84,970	$76,923	$69,919	$63,879	$61,377	$58,035	$55,268	$50,891	$48,965
Add:
Deferred revenue (end of period)	132,714	134,653	118,209	109,344	103,878	92,231	84,637	81,546	77,453
Contract liabilities (end of period)	4,208	—	—	—	—	—	—	—	—
Impact of adoption of ASC 606 on deferred revenue	11,250	—	—	—	—	—	—	—	—
Less:
Deferred revenue (beginning of period)	(134,653)	(118,209)	(109,344)	(103,878)	(92,231)	(84,637)	(81,546)	(77,453)	(72,480)
Contract liabilities (beginning of period)	—	—	—	—	—	—	—	—	—
Impact of adoption of ASC 606 on contract liabilities	(2,090)	—	—	—	—	—	—	—	—
Calculated billings	$96,399	$93,367	$78,784	$69,345	$73,024	$65,629	$58,359	$54,984	$53,938

(1)	The first quarter of 2019 includes reconciling adjustments to exclude the one-time impact of adoption of ASC 606 as of January 1, 2019.

AVALARA, INC.

UNAUDITED PRESENTATION OF KEY BUSINESS METRICS

	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Number of core customers (as of end of period)	9,700	9,070	8,490	8,080	7,760	7,490	7,250	6,970
Net revenue retention rate	107%	108%	105%	108%	109%	105%	107%	106%

Investor Contact

Greg McDowell

ICR, LLC

investor@avalara.com

206-641-2425

Media Contact

Jesse Hamlin

Avalara

media@avalara.com

518-281-0631